FILED
     IN THE OFFICE OF THE
   SECRETARY OF STATE OF THE
       STATE OF NEVADA

         AUG 18 1999

         No. C8373-97
             --------

       /s/ Dean Heller
DEAN HELLER, SECRETARY OF STATE


                            CERTIFICATE OF AMENDMENT
                                       OF
                           ARTICLES OF INCORPORATION
                                       OF
                         ABOVE AVERAGE INVESTMENTS, LTD.




         We the undersigned, Devinder Randhawa, President and Bob Hemmerling, Secretary, of ABOVE AVERAGE INVESTMENTS, LTD., a Nevada corporation do hereby certify:

         That the Board of Directors of said corporation at a meeting duly convened, held on the 22nd day of April, 1997, adopted a resolution to amend the original articles as follows:

         Article FOURTH is hereby amended to read as follows:

         "That the total number of common stock authorized that may be issued by the Corporation is ONE HUNDRED MILLION (100,000,000) shares of stock with a par value of $0.000l per share and no other class of stock shall be authorized. Said shares may be issued by the Corporation from time to time for such consideration as may be fixed by the Board of Directors."

         The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 500,000; that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.



                                    /s/ Devinder Randhawa
                                    --------------------------------
                                    Devinder Randhawa, President


                                    /s/ Bob Hemmerling
                                    --------------------------------
                                    Bob Hemmerling, Secretary



SWORN BEFORE ME in the city of
KELOWNA  in  the  Province  of
British Columbia on this

3rd day of August, 1999.



/s/ ??????????
-------------------------------
A commissioner for taking
affidavits for British Columbia


    LEE C. TURNER
Barrister & Solicitor
200 - 537 LEON AVENUE
KELOWNA,  B.C. V1Y2A9


                                      COPY

                             ------------------------
                                STATE OF NEVADA
                               Secretary of State


                             I  hereby  certify  that
                             this   is  a  true   and
                             complete   copy  of  the
                             document   as  filed  in
                             this office.


                                   AUG 19 '99


                                 /s/ Dean Heller
                                  DEAN HELLER
                               Secretary of State


                                By /s/ ????????
                                   --------------

                            -------------------------